SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2001

BIONUTRICS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	0-22011	86-0760991

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID No.)

2425 E. Camelback Road, Suite 650, Phoenix, Arizona 85016
(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code: (602) 508-0112

Item 5. Other Events

     On July 19, 2001 the Company reported that as of the opening of business on July 19, 2001, the Company’s stock would be delisted from quotation on the Nasdaq SmallCap Market due to non-compliance with the continued listing requirements of the Nasdaq Stock Market. It’s shares will be eligible to be traded on the OTC Bulletin Board.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 20, 2001	BIONUTRICS, INC.

By: /s/ Ronald H. Lane Ronald H. Lane President and Chief Executive Officer